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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Kramont Realty Trust
Plymouth Meeting, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85424) and Form S-8 (No. 333-39734) of Kramont Realty Trust of our report dated February 13, 2004, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K.

BDO Seidman, LLP
New York, New York

March 15, 2004